Exhibit 5.2

October 29, 2010

Thompson Creek Metal Company Inc.

26 West Dry Creek Circle, Suite 810

Littleton, CO

80120 USA

Re:         Form S-3 Registration Statement

Dear Sirs:

We have acted as Canadian counsel to Thompson Creek Metal Company Inc. (the “Company”) in connection with the above-referenced Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering by the Company of:

(i)                                     an indeterminate amount of: (A) Common shares in its capital, no par value (the “Common Stock”); (B) its debt securities (“Debt Securities”) issued under one or more indentures (the “Indenture”) which are filed as exhibits to the Registration Statement; (C) shares of its First Preferred Shares (the “Preferred Stock”), no par value, which may be represented by contractual entitlements to Preferred Stock (the “Depositary Shares”); (D) warrants; (E) stock purchase contracts; and (F) stock purchase units, or any combination of the foregoing (collectively, the “Securities”); and

(ii)                                  up to 3,287,635 shares of Common Stock issuable upon the exercise of (A) 17,768,750 whole common share purchase warrants of Terrane Metals Corp. (“Terrane”) issued in 2007 and 31,818,500 whole common share purchase warrants of Terrane issued in 2010 (collectively, the “Terrane Warrants”), and (B) Common Stock being issuable upon exercise of 13,636,500 whole common share purchase warrants of Terrane held by Goldcorp Canada Ltd. (the “Goldcorp Warrants”).

The Securities may be sold by the Company from time to time as set forth in the Registration Statement, the prospectuses which form a part of the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus or term sheet (each, a “Prospectus Supplement”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)            the Registration Statement;

(ii)                                  the Certificate of Continuation, dated July 29, 2008; Notice of Articles, dated May 19, 2010; and Articles of Continuance of the Company, dated May 8, 2008 (collectively the “Constating Documents”);

(iii)                               the form of Indenture between the Company and the Trustee, filed as an exhibit to the Registration Statement; and

(iv)                              certain resolutions of the board of directors of the Company (the “Board “), adopted on October 29, 2010, relating to the registration of the Offered Securities.

In arriving at the opinion expressed below, we have relied on, without independent investigation, and have assumed:

(i)                                     the genuineness of all signatures on each document that we have examined;

(ii)                                  the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, whether photostatic, telecopied or otherwise;

(iii)                               the legal power, capacity and authority of all natural persons signing in their individual capacity;

(iv)                              the accuracy of all factual matters contained in the certified minutes of meetings;

(v)                                 the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company will take all necessary corporate action to approve the issuance, if any, of each respective Security (each, a “Board Action”) and such action will be consistent with the procedures and terms described in the Registration Statement and in accordance with the Constating Documents, applicable British Columbia law, and the rules and regulations of the Toronto Stock Exchange;

(vi)                              that the laws of the Province of British Columbia will be chosen to govern any agreement relating to the issuance of any stock purchase contract or stock purchase unit, and that such choice is a valid and legal provision.  We have assumed that any agreement providing for the issuance of stock purchase contracts or stock purchase units will be duly authorized, executed and delivered by the trustee or stock purchase contract agents (collectively, the “Counterparties”), as the case may be, and that any stock purchase contracts or stock purchase units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of a Counterparty, as the case may be.

(vii)                           that in the event the Securities will be sold pursuant to an underwriting or purchase agreement, such agreement will be filed as an exhibit to the Registration Statement under to a Current Report on Form 8-K; and

(viii)                        that at the time of any distribution of, or trade in, Securities, Common Stock issuable on the exercise of Terrane Warrants or Common Stock issuable on the exercise of Goldcorp Warrants, no order, ruling or decision is in effect that restricts any trade in such securities or that affects anyone who engages in any such trade.

In addition, we have examined and relied, to the extent we deemed proper, on a certificate of an officer of the Company as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate.

We express no opinion herein:

(i)                                     with respect to the laws of any jurisdiction other than the Province of British Columbia and the federal laws of Canada applicable therein which are in effect on the date hereof (“Applicable Law”); and

(ii)                                  for clarity, with respect to any federal or state law of the United States.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1.               Upon the valid exercise of the Terrane Warrants in accordance with the Constating Documents, Applicable Law and the Common Stock purchase warrant indentures governing the Terrane Warrants, and payment of valid consideration for each share of Common Stock exercised, the Common Stock issuable on exercise of the Terrane Warrants will be validly issued and outstanding as fully paid and non-assessable Common Stock of the Company.

2.               Upon the valid exercise of the Goldcorp Warrants in accordance with the Constating Documents, Applicable Law and the Common Stock purchase warrant certificate governing the Goldcorp Warrants, and payment of valid consideration for each share of Common Stock exercised, the Common Stock issuable on exercise of the Goldcorp Warrants will be validly issued and outstanding as fully paid and non-assessable Common Stock of the Company;

3.               When the Preferred Stock has been duly authorized and established by applicable Board Action, in accordance with the terms of the Constating Documents and applicable law, upon issuance and delivery of the Preferred Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the shares represented by such Preferred Stock will be legally issued, fully paid and non-assessable.

4.               When the Depositary Shares and the underlying Preferred Stock have been duly authorized and established by applicable Board Action, in accordance with the terms of the Constating Documents and applicable law, and when: (i) a deposit agreement substantially as described in the Registration Statement has been duly executed and delivered by the Company and a depositary; and (ii) the contractual entitlements representing the Depositary Shares in the form contemplated and authorized by such deposit agreement have been duly executed and delivered by such depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the

Registration Statement and/or the applicable Prospectus Supplement, upon issuance and delivery of the Preferred Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Depositary Shares will be legally issued fully paid and non-assessable.

5.               With respect to the issuance of Common Stock, when: (i) the Board has taken the appropriate Board Action to approve and establish the terms of such Common Stock issuance and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters; and (ii) upon issuance and delivery of the Common Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be legally issued, fully paid and non-assessable.

6.               With respect to stock purchase contracts, when: (i) the Board has taken the appropriate Board Action to approve and establish the terms of such stock purchase contracts and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters; and (ii) the stock purchase contracts have been duly executed and delivered in accordance with the applicable purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board, upon payment of the consideration therefor provided for therein and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the stock purchase contracts will be duly authorised and validly issued and will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by or subject to (a) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) claims may become time barred or may be or become subject to set off or counterclaim, (e) provisions in stock purchase contract that imposes penalties or forfeitures, or provides for the recovery of fees and expenses, may be unenforceable to the extent that they would require a party to pay any amounts to another person in respect of fines, penalties or costs levied against or imposed upon such person, or exceeding those awarded to or recoverable by such person, pursuant to applicable laws or the order of a court, (f) Canadian courts will not give monetary judgment in any currency other than that of Canada and such judgment may be based on a rate of exchange in existence on a day other than the date of payment of such judgment, and (g) determinations or demands made pursuant to a stock purchase contract in the exercise of discretion purported to be given to any person in, under or by the stock purchase contract may be unenforceable if made in an unreasonable or arbitrary fashion.

7.               With respect to stock purchase units, when: (i) the Board has taken the appropriate Board Action to approve and establish the terms of the stock purchase units and to authorize and approve the issuance thereof, the terms of the offering and related matters; and (ii) the stock purchase units have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board, upon payment of the consideration therefor provided therein and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the stock purchase units will be duly authorised and validly issued and will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by or subject to (a) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) claims may become time barred or may be or become subject to set off or counterclaim, (e) provisions in agreements relating to stock purchase units that impose penalties or forfeitures, or provide for the recovery of fees and expenses, may be unenforceable to the extent that they would require a party to pay any amounts to another person in respect of fines, penalties or costs levied against or imposed upon such person, or exceeding those awarded to or recoverable by such person, pursuant to applicable laws or the order of a court, (f) Canadian courts will not give monetary judgment in any currency other than that of Canada and such judgment may be based on a rate of exchange in existence on a day other than the date of payment of such judgment, and (g) determinations or demands made pursuant to an agreement relating to stock purchase units in the exercise of discretion purported to be given to any person in, under or by the applicable agreement may be unenforceable if made in an unreasonable or arbitrary fashion.

We understand that you wish to file this opinion letter as an exhibit to the Registration Statement, and we hereby consent thereto.  Such consent is not an admission that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/  Goodmans